
<ARTICLE> 5
<RESTATED>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                          30,164
<SECURITIES>                                         0
<RECEIVABLES>                                   70,950
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               122,823
<PP&E>                                         564,649
<DEPRECIATION>                                 137,401
<TOTAL-ASSETS>                                 550,071
<CURRENT-LIABILITIES>                           68,610
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           387
<OTHER-SE>                                     337,343
<TOTAL-LIABILITY-AND-EQUITY>                   550,071
<SALES>                                        474,698
<TOTAL-REVENUES>                               474,698
<CGS>                                                0
<TOTAL-COSTS>                                  426,580
<OTHER-EXPENSES>                               (1,104)
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               1,610
<INCOME-PRETAX>                                 47,612
<INCOME-TAX>                                    18,569
<INCOME-CONTINUING>                             29,043
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    29,043
<EPS-PRIMARY>                                      .77
<EPS-DILUTED>                                      .76

STOCK SPLIT
On August 9, 1996, the Company issued shares for a three-for-two common stock split effected in the form of a fifty percent (50%) stock dividend to stockholders of record at the close of business on July 26, 1996. Prior Financial Data Schedules have not been restated for this stock split.

This Financial Data Schedule reflects restated amounts for the EPS-DILUTED caption due to the Company's adoption of Statements of Financial Accounting Standards No. 128 "Earnings per Share".



